Exhibit 99.1

The Container Store Successfully Completes Financial Restructuring

Emerges from Chapter 11 Process with Bolstered Capital Structure, Well Positioned for Growth

Company to Continue to Provide High-Quality Custom Spaces, Organizing Solutions, and In-Home Services to Customers

COPPELL, Texas--(BUSINESS WIRE)--The Container Store Group, Inc. (“The Container Store” or “the Company”), the nation’s leading retailer of organizing solutions, custom spaces, and in-home services, today announced that the Company has successfully completed its financial restructuring process and emerged from Chapter 11 bankruptcy protection. The Company has implemented its Plan of Reorganization, confirmed by the U.S. Bankruptcy Court on January 24, 2025.

The Company achieved the objectives it set for this process, including refinancing short-term debt, significantly reducing previous long-term debt obligations, accessing $40 million in new financing, and modifying its asset-backed lending facility to add $40 million in upsized capacity. Additionally, the Company continued to operate as usual, meeting its obligations to vendors, employees, and customers throughout the process. The Container Store is now a private company, under the ownership of its supportive lenders, with a healthier balance sheet that positions the Company for profitable growth.

“This is a new chapter in our journey as a healthier company well positioned to drive strategic growth initiatives forward. With our restructuring process now behind us, we have renewed energy and excitement to deliver for our customers,” said Satish Malhotra, Chief Executive Officer and President of The Container Store. “We are focused on optimizing our business, enhancing our portfolio of organizing solutions and services, and continuously improving the customer experience. I am grateful to our employees and vendor partners for their dedication throughout this process, to our valued customers for their support, and to our new owners for their belief in our business.”

The Container Store has created a dedicated website for stakeholders to get information at www.futureforcontainerstore.com.

Additional information on the Company’s Chapter 11 case can be found at www.veritaglobal.net/thecontainerstore or contact Verita, the Company’s noticing and claims agent, at (888) 251-3046 (for toll-free U.S. and Canada calls) or (310) 751-2615 (for tolled international calls).

The Container Store was advised in this matter by Latham & Watkins LLP and Hunton Andrews Kurth LLP as legal counsel, Houlihan Lokey as investment banker, FTI Consulting as financial and communications advisor, and A&G Realty as real estate advisor. The ad hoc group of the Company’s Term Loan Lenders were advised in this matter by Paul Hastings LLP, Greenhill & Co. as investment banker, and AlixPartners as financial advisor.

About The Container Store

Founded in 1978, The Container Store Group, Inc. is the nation’s only retailer with a solution-oriented offering of custom spaces, organizing solutions, and in-home services, designed to transform lives through the power of organization. With more than 100 locations nationwide and a flagship online store, the retailer offers an exclusive portfolio of custom space lines that can be designed for any area of the home, and more than 10,000 products to complete any space.

Visit www.containerstore.com for more information about complementary Custom Spaces in-home or in-store design, in-home organizing, products, store locations, trade program, and business to business opportunities.

Follow The Container Store on Facebook, X, Instagram, TikTok, YouTube, Pinterest and LinkedIn.

Media:

The Container Store Group, Inc.

publicrelations@containerstore.com

Rachel Chesley / Rachel Rosenblatt

ContainerStoreSC@fticonsulting.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the strength of the Company’s business, long-term profitability, advancing the Company’s strategy and potential future growth. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our indebtedness may restrict our current and future operations, and we may not be able to comply with the covenants in our credit facilities; there is substantial doubt regarding our ability to continue as a going concern; and the other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, (the “SEC”) on May 28, 2024, as updated by our Quarterly Reports on Form 10-Q for the fiscal quarter ended September 28, 2024, filed with the SEC on October 30, 2024 and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.